1NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Q1 2026 Financial Results As of March 31, 2026, reported on May 7, 2026

2NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | This presentation contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as "anticipates," "believes," "continues," "estimates," "expects," "goal," "objective," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward-looking statements made in this presentation include, among others, our belief that the net effect of the refranchising efforts related to the Asset Purchase Agreement and the Letter of Intent effectively positions the Company as a pure-play franchisor, as only three of its 943 clinics will be company-owned or managed following completion of the transactions; our belief that during the first quarter of 2026, we continued to build a more efficient and profitable platform, advancing our refranchising efforts, optimizing our clinic portfolio, and tightening our operating structure across the system; our belief that we remain active with our capital allocation priorities with continued share repurchases during the first quarter, as well as the recent completion of three regional developer buybacks that further optimize our portfolio economics; our belief that we continued to build momentum across the business with new initiatives that strengthen patient engagement and support top-line growth, along with disciplined cost management and that, together, these efforts drove a 34% year-over- year increase in consolidated net income, a 22% increase in Adjusted EBITDA and a $2.3 million improvement in free cash flow, underscoring the strength and potential of our evolving operating model; our intention to remain focused on consistent execution as we deliver sustainable, long-term value against growing consumer demand for longevity, health span, and non-invasive whole-body care; and our reiterated 2026 guidance for system-wide sales, system-wide comp sales, consolidated Adjusted EBITDA, and new franchised clinic openings. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, leading to increased labor costs and interest rates, as well as changes to import tariffs and increased gas prices, may lead to reduced discretionary spending, all of which may negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 13, 2026 and subsequent filings with the SEC. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. Accounting Adjustments Related to the Consolidation of the Operations of the PCs In those states which require a licensed Doctor of Chiropractic to own the entity that offers chiropractic services, the Company enters into a management agreement with a professional corporation (PC) licensed in that state to provide chiropractic services. To increase transparency into operating results and to align with accounting rules, the Company will now consolidate the full operations of the PC. This will result in increases to our revenue and G&A expenses by an identical amount and would have no impact on our bottom line except in instances when the PC has sold treatment packages and wellness plans. Revenue from these packages and plans will now be deferred and will be recognized when patients use their visits. The Company has previously consolidated its clinic operations in Non-PC states such as Arizona and New Mexico, and the deferred revenue around packages and plans in those states was already reflected in its financial statements. Therefore, these adjustments are isolated to the managed clinics in PC states. These adjustments will have no impact on cash flow. The Joint Business Structure The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee, Washington, and West Virginia, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices. Safe Harbor Statements

3NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Sanjiv Razdan CEO, President and Director

4NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Joint 2.0 the first phase of our transformation journey is largely complete, driving renewed growth and stronger profitability ✓ Significantly strengthened management team ✓ Effectively completed refranchising initiative ✓ Continued focus on cost discipline across operations ✓ Positioning company for higher profitability and cash flow conversion ✓ Optimizing capital allocation

5NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | +13% Revenue From Continuing Operations Adjusted EBITDA From Continuing Operations +$2.2M Net Income From Continuing Operations +$1.6M +$2.3M Free Cash Flow Cash flow from operating activities improved by $2.2M Q1 2026 Year-over-Year Improvements

6NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Refranchising Company-Owned Clinics • Signed Asset Purchase Agreement for the sale of 45 corporate- owned or managed clinics in April 2026, for $2.3M • Letter of Intent for sale of five additional corporate-owned or managed clinics in Q1 2026 • Only three company-owned clinics will remain following the completion of these agreements • Recently completed buybacks of three RD territories

7NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Joint 3.0 the next phase of our journey ✓ Leveraging positive consumer trends around: • Longevity; health span; mindfulness; sleep quality; non-invasive whole-body care ✓ Prioritizing growth through new channels • Expansion into underpenetrated U.S. markets • B2B • Potential entry into first international markets ✓ Strong opportunity to further define and activate our brand around moving better and feeling better

8NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Driving Top-Line Momentum Messaging continues to be on chiropractic care for pain relief, and helping patients get back to what they love to do • National Marketing: began high-impact media program in November 2025 which is helping drive monthly sequential improvement in active member growth • Ongoing SEO and AI visibility optimization • New Sales Initiatives • Minimum term commitment on plans changed from 2 to 3 months • New flexible plans • B2B partnership program • Began nationwide rollout of Care Credit Program • Rolled out enhanced pricing structure in approximately 300 clinics with the rest of the portfolio planned to begin in early Q3

9NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Patient Engagement • Q1 comp sales reflect macro-economic headwinds • Expect comp sales trends will improve throughout the balance of 2026 • Four consecutive months of sequential improvement in active member count per clinic • Focused on driving stronger lead generation, better in-clinic conversion, improved retention and optimized pricing • Patient retention rate has improved over same period in 2025

10NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Scott Bowman Chief Financial Officer

11NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | • $126.1M Q1 2026 system-wide sales1 (4.9)% vs Q1 2025 • (4.2)% Q1 2026 comp sales2 vs Q1 2025 • $3.5M Q1 2026 consolidated Adjusted EBITDA +22% vs Q1 2025 Operating Metrics 1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. 2 Comp sales include only the sales from clinics that have been open at least 13 full months and exclude any clinics that have permanently closed.

12NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Three Months Ended March 31, 2026 $ in Millions 1 3 months ended 03/31/26 3 months ended 03/31/25 Difference Revenue $14.8 $13.1 +$1.7 Cost of revenues $2.7 $3.0 ($0.3) Selling and marketing $3.7 $3.5 +$0.2 Depreciation and amortization $0.4 $0.4 - G&A $7.1 $6.9 +$0.2 Net income / (loss) from continuing operations 2 $1.1 $(0.5) +$1.6 Net income from discontinued operations 2 $0.2 $1.5 ($1.3) Consolidated net income $1.3 $1.0 +$0.3 Adjusted EBITDA from continuing operations 3 $2.2 $0.0 +$2.2 Adjusted EBITDA from discontinued operations 3 $1.3 $2.8 ($1.5) Consolidated Adjusted EBITDA 3 $3.5 $2.9 +$0.6 1 Due to rounding, numbers may not add up precisely to the totals. | 2 The results of the corporate clinic segment are reported in discontinued operations and the franchised clinics in continuing operations | 3 Reconciliation of Adjusted EBITDA to GAAP earnings is included in the Appendix.

13NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | 12 26 82 175 242 265 309 352 394 453 515 610 712 800 842 885 868 4 47 61 47 48 60 64 96 126 135 125 75 75 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q1 2026 TOTAL CLINICS OPEN at quarter-end Franchised Company-owned or managed Clinic Portfolio 1 Includes 22 corporate-owned or managed clinics sold in Q4 2025 pursuant to a signed asset purchase agreement. 370 399 442 513 312 246 579 706 838 935 967 9601 9431

14NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Strong Balance Sheet & Focused Capital Allocation $ in Millions 03/31/26 12/31/25 Unrestricted cash $20.7 $23.6 Restricted cash $0.7 $0.7 Availability on $20 Million JP Morgan Chase LOC $20.0 $20.0 Stock repurchase plan • Repurchased 137,000 shares for $1.1M during Q1 2026, at an average price of $8.35 per share • $4.5M remaining on share repurchase plan Recent RD buybacks expected to drive approximately $450K in reduced RD royalties on annualized basis, partially offset by internal costs needed to manage these territories.

15NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Reiterating 2026 Guidance Metrics 2026 Guidance 2025 Low High Actual System-wide Sales 1 ($ in Millions) $519 $552 $532.4 Comp Sales 2 (%) (3)% 3% (0.4)% Consolidated Adjusted EBITDA ($ in Millions) $12.5 $13.5 $13.0 New Franchised Clinic Openings (#) 30 35 29 1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. | 2 Comp sales include only the sales from clinics that have been open at least 13 full months and exclude any clinics that have permanently closed.

On Track To Deliver Higher Profitability

Post-Refranchising Initial / Short-Term Targets

(est. mid-2026)

Royalties & Fees
~10% - 12% of System Sales

Gross Margin
~83% - 85% of Revenue

G&A Expense
~40% - 42% of Revenue

Capital Spending
Capex ~3% of Revenue

Free Cash Flow
~60% - 70% FCF Conversion*

Enhanced Near-Term Profitability

Adj. EBITDA Margin		
2024	2025	Mid-2026 expected run rate
9%	**12%**	**~19% - 21%**

Net Income		
2024	2025	Mid-2026 expected run rate
(5)%	**3%**	**~13% - 15%**

Target IRR - Growth Projects
~25%

* Free Cash Flow Conversion = FCF/Adj. EBITDA

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17NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Capital Allocation Priorities Investing In Growth Initiatives Buy Back RD Territories Share Repurchases

18NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Sanjiv Razdan CEO, President and Director

19NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Continued Progress on Reigniting Growth ✓ Y-o-Y Revenue and Adjusted EBITDA growth beginning to reflect transition to pure-play franchisor model ✓ Joint 2.0 transformation nearing completion and shifting focus to Joint 3.0 initiatives ✓ Capital allocation reflects conviction in long-term value of The Joint and commitment to deliver returns for stockholders ✓ We are well-aligned with growing trends in longevity, health span, and non-invasive whole-body care and uniquely positioned to meet this demand at scale

20NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Performance Metrics and Non-GAAP Measures This presentation includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed. This presentation also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Free cash flow is presented as a supplemental measure of liquidity. Reconciliation of historical net income/(loss) to EBITDA, Adjusted EBITDA and free cash flow is presented in the tables below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs, and litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business). The company defines free cash flow as net cash provided by (used in) operating activities less capital expenditures. EBITDA, Adjusted EBITDA and free cash flow do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States (“GAAP”). While EBITDA and Adjusted EBITDA are used as measures of financial performance and free cash flow is used as a measure of liquidity, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA, Adjusted EBITDA and free cash flow should be reviewed in conjunction with the company’s financial statements filed with the Securities and Exchange Commission (the “SEC”). Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this presentation. This presentation includes forward- looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this presentation. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Quarterly GAAP – Non-GAAP Reconciliation

	Three Months Ended March 31,					
	2026			2025		
	from Continuing Operations	from Discontinued Operations	Net Operations	from Continuing Operations	from Discontinued Operations	Net Operations
Non-GAAP Financial Data:						
Net income (loss)	$ 1,102,791	$ 196,344	$ 1,299,135	$ (506,021)	$ 1,473,817	$ 967,796
Net interest (income) expense	(241,750)	—	(241,750)	(185,917)	239	(185,678)
Depreciation and amortization expense	396,693	7,757	404,450	361,930	26,385	388,315
Income tax expense	11,112	182,369	193,481	13,404	103,412	116,816
EBITDA	1,268,846	386,470	1,655,316	(316,604)	1,603,853	1,287,249
Stock compensation expense	280,000	—	280,000	293,941	—	293,941
Net loss on disposition or impairment	25,327	377,764	403,091	1,973	1,133,358	1,135,331
Restructuring costs	626,886	81,206	708,092	67,084	71,384	138,468
Litigation expenses	25,000	409,770	434,770	—	—	—
Adjusted EBITDA	$ 2,226,059	$ 1,255,210	$ 3,481,269	$ 46,394	$ 2,808,595	$ 2,854,989

	Three Months Ended March 31,	
	2026	2025
Cash flows used in operating activities	$ (1,476,170)	$ (3,700,654)
Purchase of property, plant and equipment	(234,600)	(331,505)
Free cash flow [(1)]	$ (1,710,770)	$ (4,032,159)

(1) Free cash flow represents cash flows provided by (used in) operating activities less capital expenditures

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22NASDAQ: JYNT | © 2026 The Joint Corp. All Rights Reserved. | Scott Bowman, CFO scott.bowman@thejoint.com The Joint Corp. 16767 N. Perimeter Dr., Suite 110, Scottsdale, AZ 85260 | (480) 245-5960 Sanjiv Razdan, President & CEO sanjiv.razdan@thejoint.com The Joint Corp. 16767 N. Perimeter Dr., Suite 110, Scottsdale, AZ 85260 | (480) 245-5960 Richard Land, Investor Relations thejointinvestors@allianceadvisors.com Alliance Advisors Investor Relations 800 Third Ave, 17th Floor | New York, NY 10022| (212) 838-3777 https://www.facebook.com/thejointchiro @thejointchiro https://twitter.com/thejointchiro @thejointchiro https://www.youtube.com/thejointcorp @thejointcorp